EX-28.h.3.b

EXHIBIT A

to the Expense Limitation Agreement between

NATIONWIDE VARIABLE INSURANCE TRUST

and

NATIONWIDE FUND ADVISORS

Effective May 1, 2007;

Amended                     , 2011*†

Name of Fund	Expense Limitation for Fund			Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.23 0.23 0.23 0.23	% % % %	See (1) Below
NVIT Small Cap Index Fund	Class II Class Y Class II Class Y	0.30 0.30 4.00 4.00	% % %** %**	See (1) Below
NVIT Mid Cap Index Fund	Class I Class II Class III Class Y	0.32 0.32 0.32 0.32	% % % %	See (1) Below
NVIT International Index Fund	Class II Class VI Class VIII Class Y Class VI Class Y	0.37 0.37 0.37 0.37 4.00 4.00	% % % % %** %**	See (1) Below
NVIT Bond Index Fund	Class II Class Y Class II Class Y	0.32 0.32 4.00 4.00	% % %** %**	See (1) Below
NVIT Developing Markets Fund	Class I Class II	1.20 1.20	% %	See (2) Below

NVIT Emerging Markets Fund	Class I Class II Class III Class VI Class Y	1.20 1.20 1.20 1.20 1.20	% % % % %	See (2) Below
NVIT Enhanced Income Fund	Class II Class Y	0.45 0.45	% %	See (2) Below
NVIT Multi-Manager Large Cap Growth Fund	Class I Class II Class Y	0.75 0.75 0.75	% % %	See (2) Below
NVIT Multi-Manager Mid Cap Growth Fund	Class I Class II Class Y	0.82 0.82 0.82	% % %	See (2) Below
NVIT Multi-Manager International Growth Fund	Class I Class II Class III Class VI Class Y	0.96 0.96 0.96 0.96 0.96	% % % % %	See (2) Below
NVIT Core Plus Bond Fund	Class I Class II Class Y	0.55 0.55 0.55	% % %	See (2) Below
Neuberger Berman NVIT Socially Responsible Fund	Class I Class II Class Y	0.78 0.78 0.78	% % %	See (2) Below
NVIT Cardinal Conservative Fund	Class I Class II	0.28 0.28	% %	See (2) Below
NVIT Cardinal Moderately Conservative Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Cardinal Balanced Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Cardinal Moderate Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Cardinal Capital Appreciation Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Cardinal Moderately Aggressive Fund	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Cardinal Aggressive Fund	Class I Class II	0.28 0.28	% %	See (2) Below

NVIT Multi-Manager Mid Cap Value Fund	Class I Class II Class Y	0.81 0.81 0.81	% % %	See (2) Below
NVIT Multi-Manager Large Cap Value Fund	Class I Class II Class Y	0.77 0.77 0.77	% % %	See (2) Below
AllianceBernstein NVIT Global Fixed Income Fund	Class I Class II Class III Class VI Class Y	0.58 0.58 0.58 0.58 0.58	% % % % %	See (2) Below
Oppenheimer NVIT Large Cap Growth Fund††	Class I Class II Class Y	0.65 0.90 0.50	% % %	None
American Century NVIT Multi Cap Value Fund††	Class I Class II Class Y	0.92 1.09 0.67	% % %	None
Templeton NVIT International Value Fund	Class I Class II Class III Class VI Class Y	0.87 0.87 0.87 0.87 0.87	% % % % %	See (2) Below
NVIT Investor Destinations Capital Appreciation Fund	Class II Class VI	0.28 0.28	% %	See (2) Below
NVIT Investor Destinations Balanced Fund	Class II Class VI	0.28 0.28	% %	See (2) Below
Gartmore NVIT Worldwide Leaders Fund	Class I Class II Class III Class VI	1.05 1.05 1.05 1.05	% % % %	See (2) Below
NVIT Multi Sector Bond Fund	Class I Class III	0.85 0.85	% %	See (2) Below
NVIT Multi-Manager Small Cap Growth Fund	Class I Class II Class III Class Y	1.13 1.13 1.13 1.13	% % % %	See (2) Below
NVIT Income Bond Fund†††	Class II	0.20%		See (2) Below

(1)

Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(2)	Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

[1]	non-routine
*	As approved at the December 14, 2010 Board meeting.
**	Effective until at least March 1, 2011.
†	Effective through April 30, 2011.
††	Effective until at least two years following the date such Fund receives assets in connection with a fund substitution conducted by Nationwide Life Insurance Company and/or Nationwide Life and Annuity Insurance Company pursuant to an Order of Substitution issued by the Securities and Exchange Commission [Investment Company Act Rel. No. , , 2010], or April 30, 2011 if no such substitution occurs.
†††	Effective through April 30, 2012.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:
Name:
Title:

NATIONWIDE FUND ADVISORS

By:
Name:
Title: